UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 24, 2008

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 2 pages.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Directors

On March 24, 2008, the board of directors (the “Board”) of Remington Arms Company, Inc. (“Remington”), appointed Edward H. Rensi to the Board. Mr. Rensi has been an owner and Chief Executive Officer of Team Rensi Motorsports, which sponsors two cars in the NASCAR Nationwide Series, since 1998. From 1997 to 1998, he was a consultant to McDonald's U.S.A. He was President and Chief Executive Officer of McDonald's U.S.A. from 1991 to 1997. Mr. Rensi also serves as a director of Great Wolf Resorts, Inc. and International Speedway Corporation. A graduate of Ohio State University in Columbus, Ohio, he holds a B.S. in Business Education.

As an outside director of Remington, Mr. Rensi will be eligible to receive an annual retainer of $25,000 for service as a director, a fee per meeting for each Board and committee meeting attended in person or via teleconference, will be reimbursed for reasonable travel and lodging incurred to attend Board and committee meetings and will be eligible for certain other benefits that may be offered to outside directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.

Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer)

March 28, 2008